Exhibit 13.1
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO § 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the filing of the Annual Report on Form 20-F of Atento S.A., a public limited liability company (société anonyme) organized and existing under the laws of the Grand Duchy of Luxembourg (the “Company”), for the year ended December 31, 2022, filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:
1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
Date: November 28, 2023

/s/ Dimitrius Rogerio de Oliveira
Dimitrius Rogerio de Oliveira
Chief Executive Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.